UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of Earliest Event Reported):

April 16, 2024

CAMPBELL SOUP COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3822	21-0419870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Campbell Place

Camden, New Jersey 08103-1799

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (856) 342-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Capital Stock, par value $.0375	CPB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 16, 2024, Campbell Soup Company (the “Company”) entered into a Five-Year Credit Agreement with JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, and the other lenders named therein (the “Credit Agreement”). Subject to the terms and conditions set forth in the Credit Agreement, the lenders have provided the Company with an unsecured, senior revolving credit facility in an aggregate principal amount equal to $1.85 billion, which shall have a maturity date of April 16, 2029 or such later date as extended pursuant to the terms set forth in the Credit Agreement. The Company may increase the credit facility commitments up to an additional $500 million, subject to the satisfaction of certain conditions. Loans under the Credit Agreement will bear interest at the rates specified in the Credit Agreement, which vary based on the type of loan and certain other conditions. The Credit Agreement contains customary covenants, including a financial covenant with respect to a minimum consolidated interest coverage ratio of consolidated adjusted EBITDA to consolidated interest expense of not less than 3.25:1.00, and customary events of default for credit facilities of this type.

The proceeds of the loans under the Credit Agreement may be used for working capital and other general corporate purposes.

The Company and its subsidiaries have relationships with some of the lenders where they provide commercial banking, investment banking, underwriting, trust and other financial advisory services for which they have received (or will receive) customary fees and expenses.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Credit Agreement, which is attached as Exhibit 10 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On April 16, 2024, the Company terminated its Five-Year Credit Agreement, dated September 27, 2021, among the Company, certain of its subsidiaries from time to time party thereto, JPMorgan, as administrative agent, and the other lenders named therein, which established an unsecured, senior revolving credit facility in the aggregate principal amount equal to $1.85 billion (as amended by that certain Amendment No. 1, dated as of April 4, 2023, the “Old Credit Agreement”). The Old Credit Agreement was terminated in connection with the entry into the Credit Agreement described in Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10	Five-Year Credit Agreement, dated April 16, 2024, by and among Campbell Soup Company, the Eligible Subsidiaries party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders named therein.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY

By:	/s/ Carrie L. Anderson
Carrie L. Anderson
Executive Vice President and Chief Financial Officer

Date: April 16, 2024